UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2014

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House,

1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On February 27, 2014, Jazz Pharmaceuticals plc (the “Company”) received notices providing for the cash exercise of warrants to subscribe for an aggregate of 947,867 of the Company’s ordinary shares, nominal value $0.0001 per share (“Ordinary Shares”), held by two investors. These warrants were originally issued by Jazz Pharmaceuticals, Inc. in a private placement in 2009 to these two investors, and the Company assumed these warrants upon the closing of the merger transaction between Jazz Pharmaceuticals, Inc. and Azur Pharma Public Limited Company in January 2012. These warrants have an exercise price of $4.00 per share, representing aggregate consideration of approximately $3.8 million to the Company. In issuing the Ordinary Shares upon exercise of the above-mentioned warrants, the Company will rely on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 8.01.	Other Events.

The Company is also filing this Current Report on Form 8-K to provide a copy of the legal opinion of A&L Goodbody, Dublin, Ireland, relating to the legality of the Ordinary Shares to be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File 333-179080) (the “Registration Statement”), the prospectus dated January 19, 2012 included in the Registration Statement and the related prospectus supplement, dated February 28, 2014, filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Name: Suzanne Sawochka Hooper
Title: Executive Vice President and General Counsel

Date: February 28, 2014

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).